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                                                                   EXHIBIT 99(a)

                        KEYCORP STUDENT LOAN TRUST 2000-B
                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                        Deutsche Bank Trust Company Americas
One Bank One Plaza, Suite 0126             fka, Bankers Trust Company
Chicago, IL  60670                         60 Wall Street, 26th Floor-MS
Attn: Corporate Trust Administration       NYC60-2606
Phone: (312) 407-0192                      New York, NY 10007
Fax: (312) 407-1708                        Attn: Corporate Trust & Agency Group
                                                 Structured Finance
                                           Phone: (212) 250-8522
                                           Fax: (212) 797-8606

Key Bank USA, National Association         MBIA Insurance Corporation
800 Superior Ave, 4th Floor                113 King Street
Cleveland, OH 44114                        Armonk, NY 10504
ATTN:  President, KER                      ATTN: Data Administration
Phone: (216) 828-4293                      Phone: (914) 765-3772
Fax: (216) 828-9301                        Fax: (914) 765-3660

Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer and Administrator, KeyCorp Student Loan Trust 2000-B Trust, as Issuer, and JPMorgan Chase Bank as successor in interest to Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee, dated as of September 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Master Servicer from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such period.

                                        Key Bank USA, National Association,
                                        as Master Servicer

                                        by: /S/ DARLENE H. DIMITRIJEVS
                                            ------------------------------------
Date: February 19, 2004                 Name: Darlene H. Dimitrijevs
                                        Title: Senior Vice President

                                        by: /S/ DEBRA S. FRONIUS
                                            ------------------------------------
                                        Name: Debra S. Fronius
                                        Title: Vice President